EXHIBIT 11

                    BT FINANCIAL CORPORATION AND AFFILIATES

                     COMPUTATION OF NET INCOME PER SHARE


                                          Three months ended
                                                    March 31
                                            1997        1996
                                    ------------------------
(In thousands, except
 shares and per share
 data)

Primary income per
  share:
     Net income                        $   4,082   $   3,765
     Preferred
       dividends                               0          28
                                   -------------------------
     Net income
      applicable to
      common stock                    $    4,082   $   3,737
                                   =========================
     Average common
       shares
       outstanding
       and common
       stock
       equivalents                    5,682,215    5,351,610
                                   =========================

     Net income per
       share-primary                  $     .72    $     .70
                                   =========================

Fully diluted income
     per share:
     Net income                       $   4,082    $   3,765
                                   =========================

     Average common
       shares
       outstanding
       and common
       stock
       equivalents                    5,682,215    5,351,610

     Additional common
       shares assuming:
        Conversion
        of preferred
        stock Series A                        0       97,405
                                   -------------------------

     Average common
       shares
       outstanding
       and common
       stock
       equivalents                    5,682,215    5,449,015
                                   =========================

     Net income per
       share-fully
       diluted.                       $     .72    $     .69
                                   =========================
Note: Share and per share data have been adjusted to reflect the 10% stock dividend distributed on October 22, 1996.